Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of VineBrook Homes Trust, Inc. (the “Company”) for the fiscal year ending December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Brian Mitts, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 1, 2024	/s/ Brian Mitts
Brian Mitts President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)